UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Presidio, Inc.

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An Employee FAQ Circulated to Employees by Presidio, Inc. on August 14, 2019

Employee Frequently Asked Questions

General Questions

What was announced and what does it mean?

On August 14, 2019 Presidio announced that it had entered into a definitive transaction agreement to be acquired by funds advised by BC Partners. This means that, if the transaction closes, Presidio will become a privately-held company, owned by funds advised by BC Partners. In the meantime, we will remain a standalone public company. We believe that a partnership with BC Partners will enable us to further accelerate our growth, giving our incredible organization the flexibility to provide our clients with the highest quality, optimal and innovative solutions for their complex and evolving IT needs and to provide you with an environment that truly makes us a great place to work.

Who is BC Partners?

Established in 1986, BC Partners is a leading international investment firm with over €22 billion of assets under management in private equity, private credit and real estate. Since inception, BC Partners Private Equity has completed 111 private equity investments in companies with a total enterprise value of €135 billion and is currently investing its tenth private equity fund. Representative past and present portfolio companies include industry leaders such as Accudyne, Acuris, Aenova, Antelliq, CarTrawler, CeramTec, Cigierre, Côte, Cyxtera, DentalPro, Dümmen Orange, Elysium, Forno d’Asolo, GFL, Intelsat, Keter, MCS Groupe, NAVEX Global, PetSmart-Chewy, Pharmathen, PlusServer, Pronovias, Sabre, Shawbrook, Springer Nature, Suddenlink-Cablevision (Altice USA), Teneo, United Group, VetPartners and Zest. For more information, visit www.bcpartners.com.

Why is BC Partners investing in Presidio?

BC Partners see enormous potential in the migration to agile, secure infrastructures to support multi- cloud environments that is underpinned by a large and growing market in which Presidio is an industry leader.

BC Partners is looking to support our current growth plans. Bear in mind, one of the key reasons BC Partners is investing in Presidio is because of our depth in sales, our unmatched technical expertise and our experienced and proven employees.

What company changes can we expect?

BC Partners is buying what they believe is a great business with exceptional employees. They understand that our people are our value proposition. Our current processes, systems, operations, etc. will remain unchanged. As we continue to grow, BC Partners expects that we will continue to make all necessary investments to ensure the scalability of our systems together with an improved focus on business analysis and reporting. In addition, the following will also remain unchanged:

•	Bob Cagnazzi (CEO) and the executive management team,

•	Our focus on agile, secure infrastructures to support multi-cloud environments,

•	Our very successful go-to-market and engineering approach,

•	Our name Presidio.

Is this good for Presidio and its clients?

YES! This is good news. Presidio’s mission and vision remain unchanged. We will continue to be dedicated to the success of our clients and delivering on our mission to enable business transformation through our expertise in IT solutions for agile, secure infrastructure solution sets. We believe that the resources, financial strength and operational strength of BC Partners will enable Presidio to continue to execute on our growth strategy.

When will the transaction be completed?

We expect the transaction to be completed in the fourth quarter of 2019. The transaction is subject to a number of typical requirements, such as stockholder and regulatory approvals. It is important to remember that until the transaction closes we remain a standalone public company with all of the same public company obligations. It is essential to keep our energy focused on our current business strategy, customers, goals and plans.

What does this mean for our clients?

There is no change for clients. It is business as usual in all respects. We remain deeply committed to delivering on our commitments to our clients.

Will this change the way we sell our products?

No. It’s business as usual in all respects. We intend to continue to operate, support, market and sell in the same manner that we have done in recent months and quarters.

Will there be any changes to management?

Currently there are no planned management changes.

Will I still report to the same person?

Yes. There are no current plans to change our organization beyond what we have already communicated. As we always have, we will continue to evaluate the optimal way to organize our business to best serve our clients, but that would be unrelated to this transaction.

Will Presidio’s headquarters change location?

No. Presidio will remain headquartered in New York, NY.

When will we receive additional information?

We will endeavor to provide ongoing communication about the transaction as information is available. We ask that you contact your immediate supervisor and we will update this FAQ as we are able. We will be filing a proxy statement for the special meeting of stockholders, which will also contain detailed information about the transaction.

Stock/Benefits/Employment Questions

What will happen to my Presidio stock options and restricted stock unit awards (RSUs)?

Prior to the closing of the transaction, unvested stock options will continue to vest on their current vesting schedule, and vested stock options will continue to be exercisable, subject to their current terms. On the closing, all stock options, whether vested or unvested, will be cancelled and replaced with a right to receive, in cash, without interest, an amount (if any) equal to the number of shares underlying the option, multiplied by the excess of the per share price of the deal $16.00 over the exercise price of the option. If the exercise price of the option is equal to or more than the per share price of the deal $16.00, that option will be cancelled without payment.

Prior to the closing of the transaction, RSUs will continue to vest on their current vesting schedule, subject to their prior terms. On the closing, all unvested RSUs will become vested and all then outstanding and vested RSUs will be cancelled and replaced with a right to receive, in cash and without interest, an amount equal to the per share price of the deal $16.00 multiplied by the number shares underlying the RSUs.

All cash payments described above will be paid within a short period of time after closing and will be reduced by applicable tax withholdings.

How will this affect our Employee Stock Purchase Plan (“ESPP”) plan?

If you are already enrolled in the ESPP plan, you will continue to contribute at your current rate until the current purchase period ends unless you withdraw from the ESPP before that time. Prior to closing, no new participants will be permitted to participate in the ESPP and no participant in the ESPP will be permitted to increase his or her contributions. If the closing of the transaction occurs prior to the regularly scheduled end date of the offering period in which you are currently enrolled, the ESPP will be terminated prior to the closing of the transaction. If the closing of the transaction occurs after the regularly scheduled end date of the offering period in which you are currently enrolled, the offering period will be completed as usual. There will be no further ESPP offering periods after this period ends.

Will this impact salary or bonus after the closing?

We don’t plan on any changes to compensation plans as a result of this transaction.

Can I continue to trade my Presidio stock while the transaction is pending?

Generally, as long as the trading window is open you can continue to trade Presidio common stock unless you have material non-public information or if you have been notified by our stock administrator that you have been restricted. Presidio’s Insider Trading policy continues to apply.

Will Presidio’s current employee benefits plans change?

We don’t plan on any changes to our employee benefits plans as a result of this transaction.

Will I still have a job? Are layoffs planned as a result?

You are what makes Presidio a great place to work. Our people and our culture are critical to our ability to achieve our mission to enable business transformation through our expertise in IT solutions for agile, secure infrastructure solution sets. At the end of the day, BC Partners is buying us because of our people. This is a transaction predicated on believing and investing in our business strategy. We don’t plan on any job reductions as a result of this transaction.

How does this acquisition impact new employees, outstanding offers or people who have accepted positions without a start date?

We expect to onboard new employees as usual prior to the closing of the transaction. Currently there are no planned changes to Presidio’s hiring practices.

External Communications

How will this change be communicated to our clients and partners?

A press release has been issued this morning and we will be calling select clients and partners to inform them of the announcement. Employees can use the attached email template to communicate directly with their clients and contacts

What can I say to clients, partners and prospects about the acquisition?

There are stringent SEC communications regulations in place that require any distributed written communications about the acquisition to be publicly filed with the SEC (including our internal announcements and this FAQ). It is okay for you to share the press release and external FAQ. Please note that these communications contain required disclosures and cannot be altered in any way.

What if a client/partner/prospect wants more details?

We do not have any additional information about the announcement to share at this time. We expect to file with the SEC and furnish to our stockholders a proxy statement in connection with the proposed transaction, which will contain important information about the proposed transaction and related matters, as well as other relevant documents concerning the proposed transaction. After the transaction closes, which is expected in the fourth quarter of 2019, we will have additional information to share with our clients, partners, prospects and employees.

Can I send an email to the accounts I cover? Can I email my prospects?

For those employees who wish to reach out to their customers proactively, accompanying these FAQs is an email template that you can use – please don’t deviate from the text. Or if you prefer, if a client or prospect asks you questions about the transaction, you can refer them to the press release and external FAQs. Explain to them that we are restricted in the information that we can provide, and they will find it in all those documents as well as our filings with the SEC which are available on our investor site at https://investors.presidio.com/financial-information/sec-filings. Lastly, if you believe it is required, one of the senior executives could reach out to the client to answer any questions they may have pertaining to the public disclosure of the proposed transaction.

Can I talk to my coworkers, family and friends?

Of course! This is exciting news. Information that has already been made publicly available can be shared, but as a reminder due to SEC rules you should say no more than what is in the press release and external FAQ. Please refer to the press release and external FAQ.

Can I communicate this news via social media or comment on this via my social channels?

Under no circumstance can you communicate socially on behalf of Presidio or in any way that it appears that you are communicating as a representative of Presidio. Presidio has a small number of designated spokespersons who can comment on this news. Presidio will not be initiating any proactive social communications until after the transaction closes.

What should I do if I get calls from media or anyone else regarding the transaction?

It is very important that you do not comment on the transaction or discuss with media or outside investors. If you receive any financial or acquisition related questions from news media, analyst or investors, please refer them to Neil Johnston who can be reached at njohnston@presidio.com.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or “potential.” Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, Presidio’s plans, objectives, expectations, and the anticipated timing of closing the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, obtaining the requisite approval of the stockholders of Presidio; risks related to the debt financing; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; competitive developments; and other risks and uncertainties discussed in Presidio’s filings with the SEC, including the “Risk Factors” and “Cautionary Statements Concerning Forward-Looking Statements” sections of Presidio’s most recent annual report on Form 10-K and subsequently filed Form 10-Qs. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

IMPORTANT INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the proposed transaction between the Company and BC Partners, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary Proxy Statement of the Company (the “Proxy Statement”). The Company plans to mail to its shareholders the definitive Proxy Statement in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, BC Partners, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents (when available) filed with the SEC by the Company through the website maintained by the

SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by the Company in the Investor Relations section of the Company’s website at http://investors.presidio.com or by contacting the Company’s Investor Relations at investors@presidio.com or by calling 866-232-3762.

PARTICIPANTS IN THE SOLICITATION

Presidio and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement described above filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on October 2, 2018, or its Annual Report on Form 10-K for the year ended June 30, 2018, which was filed with the SEC on September 6, 2018. These documents are available free of charge as described above.